Exhibit 99.1

Bain Capital Specialty Finance, Inc. Declares Third Quarter 2019 Dividend of $0.41 per Share and Announces June 30, 2019 Financial Results

BOSTON — August 7, 2019 — Bain Capital Specialty Finance, Inc. (“BCSF” or the “Company”) (NYSE:BCSF)  today announced that its Board of Directors has declared a dividend of $0.41 per share for the third quarter of 2019 and announced its financial results for the second quarter ended June 30, 2019.

“We are pleased with our positive second quarter results driven by the stable performance of a highly diversified portfolio across industries,” said Michael Ewald, President and Chief Executive Officer of BCSF.  “Investment originations for the quarter totaled $403 million, including 14 investments in new portfolio companies.  We are encouraged by our robust pipeline of attractive opportunities and remain focused on growing our platform with a thoughtfully constructed portfolio.”

QUARTERLY HIGHLIGHTS

•    The Company announced a dividend of $0.41 per share for the third quarter of 2019 payable to shareholders of record as of September 30, 2019 (1).

•    Net investment income for the quarter ended June 30, 2019, was $21.2 million or $0.41 per share, as compared to $21.2 million or $0.41 per share for the quarter ended March 31, 2019.

•    Net income for the quarter ended June 30, 2019, was $19.2 million or $0.37 per share, as compared to $39.3 million or $0.76 per share for the quarter ended March 31, 2019.

•    Net asset value per share was $19.77 as of June 30, 2019, as compared to $19.81 as of March 31, 2019.

•    On April 30, 2019, the Company completed the balance sheet consolidation of ABC Complete Financing Solution LLC (“ABCS”), receiving its proportionate share of all assets of ABCS. These assets included unitranche loans to 25 portfolio companies with a fair market value of $919.0 million. In conjunction with this transaction, the Company entered into a loan and security agreement with JPMorgan Chase Bank for $666.6 million with a maturity date of November 29, 2022.

•    On July 19, 2019, the Company announced the appointment of Amy Butte and Clare Richer as independent directors, thereby expanding the size of the Board of Directors from five to seven members. The Board also appointed Ms. Butte and Ms. Richer to the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee. The appointments were effective August 1, 2019.

Selected Financial Highlights

(dollar amounts in thousands)	Q2 2019	Q1 2019
Net investment income per share	$0.41	$0.41
Net investment income	$21,155	$21,243
Earnings per share	$0.37	$0.76
Dividends declared and payable	$0.41	$0.41

	As of June 30,	As of March 31,
(dollar amounts in thousands)	2019	2019
Total fair value of investments	$2,427,415	$1,829,940
Total assets	$2,589,822	1,995,944
Total net assets	$1,021,202	1,019,834
Net asset value per share	$19.77	$19.81

PORTFOLIO AND INVESTMENT ACTIVITY

•    For the three months ended June 30, 2019, BCSF invested $403.1 million in 42 new and existing portfolio companies across 20 different industries. BCSF had $378.1 million of principal repayments and sales in the quarter. On a net basis, our investments in the quarter totaled $25.0 million.

(dollar amounts in millions)	Q2 2019	Q1 2019
Investment Fundings	$403.1	$275.5
Sales and Repayments	378.1	192.2
Net Investment Activity	25.0	83.3

•    As of June 30, 2019, the Company’s investment portfolio had a fair value of $2,427.4 million.

•    As of June 30, 2019 the investment portfolio based on fair value consisted of:

Investment Portfolio at FV	$ in Millions	% of Total
First lien senior secured	$2,112.7	87.0%
First lien last out	28.2	1.2
Second lien senior secured	192.0	7.9
Subordinated debt	14.8	0.6
Corporate bonds	28.1	1.2
Equity interest	31.5	1.3
Preferred equity	20.0	0.8
Warrants	0.1	0.0
Total	$2,427.4	100.0%

•    As of June 30, 2019, the weighted average gross yield on the investment portfolio was 8.0% (2) and 98.5% of total investments at fair value were in floating rate securities.

•    As of June 30, 2019, there were no investments on non-accrual status.

SECOND QUARTER 2019 OPERATING RESULTS

•    For the three months ended June 30, 2019, and March 31, 2019, total investment income was $50.6 million and $39.9 million, respectively.

•    Total expenses before taxes for the three months ended June 30, 2019, and March 31, 2019, were $29.4 million and $18.6 million, respectively.

•    Net investment income after taxes for the three months ended June 30, 2019, was $21.2 million or $0.41 per share, compared with $21.2 million or $0.41 per share for the three months ended March 31, 2019.

•    During the three months ended June 30, 2019, the Company had net realized and unrealized losses of $1.9 million, compared to net realized and unrealized gains of $18.1 million during the three months ended March 31, 2019.

•    Net increase in net assets resulting from operations for the three months ended June 30, 2019 was $19.2 million, or $0.37 per share.

CAPITAL and LIQUIDITY

•    At June 30, 2019, BCSF had cash and cash equivalents and foreign cash of $101.0 million.

•    BCSF had total principal debt outstanding of $1,507.1 million including $361.9 million outstanding in the BCSF Revolving Credit Facility with Goldman Sachs, $192.1 million outstanding in the Citi Revolving Credit Facility, $587.4 million outstanding in the JPM Credit Facility, and $365.7 million outstanding of the 2018-1 Notes.

•    Undrawn capacity in our BCSF Revolving Credit Facility totaled $138.1 million, undrawn capacity in our Citi Revolving Credit Facility totaled $157.9 million, and undrawn capacity in our JPM Credit Facility totaled $79.2 million as of June 30, 2019.

•    For the three months ended June 30, 2019, the weighted average interest rate on debt outstanding was 4.9%.

CONFERENCE CALL INFORMATION

A conference call to discuss the Company’s financial results will be held live at 9:00 a.m. Eastern Time on August 8, 2019. Please visit BCSF’s webcast link located on the Events & Presentation page of the Investor Resources section of BCSF’s website http://www.baincapitalbdc.com for a slide presentation that complements the Earnings Conference Call.

Participants are also invited to access the conference call by dialing one of the following numbers:

•    Domestic: 1-877-407-4018

•    International: 1-201-689-8471

•    Conference ID: 13692082

All callers will need to enter the Conference ID followed by the # sign and reference “Bain Capital Specialty Finance” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available approximately three hours after the conference call concludes through August 15, 2019 via a webcast link located on the Investor Resources section of BCSF’s website, and via the dial-in numbers listed below:

•    Domestic: 1-844-512-2921

•    International: 1-412-317-6671

•    Conference ID: 13692082

ENDNOTES

(1)      The $0.41 per share dividend is payable on October 30, 2019 to holders of record as of September 30, 2019.

(2)      Information through June 30, 2019. Computed for debt investments based upon the annual interest rate as of June 30, 2019, divided by the total par amount of investments. For investments with floating interest rates, the yield calculation is computed using the contract rate data as of June 30, 2019.

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of	As of
	June 30, 2019	December 31, 2018
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliate investments (amortized cost of $2,372,619 and $1,449,749, respectively)	$2,360,349	$1,422,837
Controlled affiliate investment (amortized cost of $57,630 and $296,648, respectively)	60,346	298,249
Non-controlled/affiliate investment (amortized cost of $6,720 and $6,720, respectively)	6,720	6,720
Cash and cash equivalents	100,358	14,693
Foreign cash (cost of $545 and $589, respectively)	599	591
Restricted Cash	27,946	17,987
Collateral on forward currency exchange contracts	1,984	4
Deferred financing costs	3,868	4,018
Interest receivable on investments	13,529	6,249
Prepaid insurance	—	1
Receivable for sales and paydowns of investments	12,016	1,634
Other assets	1,484	—
Unrealized appreciation on forward currency exchange contracts	331	9,322
Dividend receivable	292	8,709
Total Assets	$2,589,822	$1,791,014

Liabilities
Revolving credit facilities	$1,141,351	$271,265
2018-1 Notes (net of unamortized debt issuance costs of $1,955 and $2,040, respectively)	363,745	363,660
Offering costs payable	1,731	1,820
Interest payable	10,893	4,835
Payable for investments purchased	15,241	119,166
Unrealized depreciation on forward currency exchange contracts	158	—
Base management fee payable	6,366	2,950
Incentive fee payable	4,490	3,300
Accounts payable and accrued expenses	3,469	1,281
Distributions payable	21,176	21,108
Total Liabilities	1,568,620	789,385

Commitments and Contingencies (See Note 10)

Net Assets
Preferred stock, $0.001 par value per share, 10,000,000,000 shares authorized, none issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	$—	$—
Common stock, par value $0.001 per share, 100,000,000,000 and 100,000,000,000 shares authorized, 51,649,812 and 51,482,137 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	52	51
Paid in capital in excess of par value	1,037,577	1,034,255
Total distributable earnings (loss)	(16,427)	(32,677)
Total Net Assets	1,021,202	1,001,629
Total Liabilities and Total Net assets	$2,589,822	$1,791,014

Net asset value per share	$19.77	$19.46

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Income
Investment income from non-controlled/non-affiliate investments:
Interest from investments	$44,938	$15,821	$75,326	$28,436
Dividend income	—	—	16	—
Other income	369	94	391	208
Total investment income from non-controlled/non-affiliate investments	45,307	15,915	75,733	28,644
Investment income from controlled affiliate investments:
Interest from investments	135	77	242	99
Dividend income	5,152	5,433	14,510	10,141
Other income	4	—	4	—
Total investment income from controlled affiliate investments	5,291	5,510	14,756	10,240
Total investment income	50,598	21,425	90,489	38,884

Expenses
Interest and debt financing expenses	16,619	5,325	27,165	9,614
Base management fee	7,983	3,756	14,734	7,004
Incentive fee	4,490	911	8,575	2,916
Professional fees	275	316	826	840
Directors fees	106	67	211	135
Other general and administrative expenses	1,587	450	2,430	624
Total expenses before fee waivers	31,060	10,825	53,941	21,133
Base management fee waiver	(1,617)	(1,878)	(3,867)	(3,502)
Incentive fee waiver	—	(1,004)	(1,982)	(1,004)
Total expenses, net of fee waivers	29,443	7,943	48,092	16,627
Net investment income	21,155	13,482	42,397	22,257

Net realized and unrealized gains (losses)
Net realized loss on non-controlled/non-affiliate investments	(571)	(2,104)	(1,421)	(1,846)
Net realized gain on controlled affiliate investments	265	—	265	—
Net realized loss on foreign currency transactions	(318)	(544)	(312)	(265)
Net realized gain (loss) on forward currency exchange contracts	7,063	444	10,696	(2,873)
Net change in unrealized appreciation (depreciation) on foreign currency translation	499	(8)	300	(26)
Net change in unrealized appreciation (depreciation) on forward currency exchange contracts	(5,866)	6,653	(9,149)	7,594
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliate investments	275	(11,896)	14,642	(9,320)
Net change in unrealized appreciation (depreciation) on controlled affiliate investments	(3,280)	140	1,116	2,005
Total net gains (losses)	(1,933)	(7,315)	16,137	(4,731)

Net increase in net assets resulting from operations	$19,222	$6,167	$58,534	$17,526

Per Common Share Data
Basic and diluted net investment income per common share	$0.41	$0.38	$0.82	$0.69
Basic and diluted increase in net assets resulting from operations per common share	$0.37	$0.17	$1.14	$0.54
Basic and diluted weighted average common shares outstanding	51,629,544	35,379,436	51,556,248	32,273,765

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle-market companies. BCSF is managed by BCSF Advisors, L.P., an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, L.P. Since commencing investment operations on October 13, 2016, and through June 30, 2019, BCSF has invested approximately $2,899.6 million in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

Certain information contained herein may constitute “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “seek,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “target,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements. These statements are not guarantees of future events and are subject to risks, uncertainties, and other factors, some of which are beyond BCSF’s control and are difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in BCSF’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which BCSF makes them. BCSF does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Investor Contact:

investors@baincapitalbdc.com

Media Contact:

Charlyn Lusk

Tel. +1 646 502 3549

clusk@stantonprm.com